Exhibit 24
NACCO INDUSTRIES, INC.
REGISTRATION STATEMENT ON FORM S-8
POWER OF ATTORNEY
          Each undersigned officer and/or director of NACCO Industries, Inc., a Delaware corporation (the “Registrant”), does hereby make, constitute and appoint each of Alfred M. Rankin, Jr., Charles A. Bittenbender, Dennis W. LaBarre, Kenneth C. Schilling and Thomas C. Daniels with full power of substitution and resubstitution, as attorney of the undersigned, to execute and file (i) a Registration Statement on Form S-8 (the “Form S-8 Registration Statement”) with respect to the registration under the Securities Act of 1933 of shares of Class A Common Stock, $1.00 par value per share, of the Registrant issuable in connection with the NACCO Industries, Inc. Executive Long-Term Incentive Compensation Plan, (ii) any and all amendments, including post-effective amendments, and exhibits to the Form S-8 Registration Statement and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority with respect to the securities covered by the Form S-8 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.
          IN WITNESS WHEREOF, the undersigned have subscribed these presents as of the 6th day of December, 2006.

/s/ Owsley Brown, II	/s/ Britton T. Taplin
Owsley Brown, II	Britton T. Taplin
Director	Director

/s/ Dennis W. LaBarre	/s/ David F. Taplin
Dennis W. LaBarre	David F. Taplin
Director	Director

/s/ Richard de J. Osborne	/s/ John F. Turben
Richard de J. Osborne	John F. Turben
Director	Director

/s/ Ian M. Ross	/s/ Eugene Wong
Ian M. Ross	Eugene Wong
Director	Director

/s/ Michael E. Shannon
Michael E. Shannon
Director